UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 29, 2017

PATTERN ENERGY GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36087	90-0893251
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

Pier 1, Bay 3
San Francisco, CA 94111
(Address and zip code of principal executive offices)
(415) 283-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

EXPLANATORY NOTE
On August 2, 2017, Pattern Energy Group Inc. (“Pattern Energy”) filed a Current Report on Form 8-K (the “Original Form 8-K”) reporting that on July 27, 2017, Pattern Energy funded an initial $60 million capital call under the Second Amended and Restated Agreement of Limited Partnership of Pattern Energy Group Holdings 2 LP (“PEGH 2”) (the “PEGH 2 Transaction”). In the Original Form 8-K, Pattern Energy indicated that the financial information called for by Item 9.01(a) and pro forma financial information called for by Item 9.01(b) (together, the “Item 9.01 Information”) in such Original Form 8-K had not been included with such filing and would be filed by amendment to the Original Form 8-K not later than seventy-one (71) calendar days after the date that the Original Form 8-K must be filed.
On August 29, 2017, the Securities and Exchange Commission (the “SEC”) pursuant to its authority under Rule 3-13 of Regulation S-X granted Pattern Energy a waiver from the requirements to file such Item 9.01 Information called for in such Original Form 8-K for the PEGH 2 Transaction that was otherwise required under Rule 3-05 of Regulation S-X. Pattern Energy had submitted such request for a waiver from the requirements of Rule 3-05 of Regulation S-X for the PEGH 2 Transaction because (among other things) it believed the acquisitions of certain acquired businesses (including the PEGH 2 Transaction) when viewed in aggregate were not significant to the overall operation of the Company.
Except as otherwise provided herein, the information set forth in the Original 8-K remains unchanged.
Item 9.01. Financial Statements and Exhibits.
a. Financial statements of businesses acquired.
See Explanatory Note above. Accordingly, such Item 9.01(a) financial information is omitted.
b. Pro forma financial information.
See Explanatory Note above. Accordingly, such Item 9.01(b) financial information is omitted.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Pattern Energy Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 5, 2017

PATTERN ENERGY GROUP INC.

By:	/s/ Kim H. Liou
Name: Kim H. Liou
Title: Secretary